Exhibit 99.1

SCHEDULE OF TRANSACTIONS SINCE ORIGINAL SCHEDULE 13D

Date of Transaction	Number of Shares Acquired (Disposed)	Price Per Share	Type of Private Transaction	Aggregate Amount of Common Stock Beneficially Owned	Percent of Class Beneficially Owned / Number of Shares of Common Stock Outstanding
May 2002	25,000 shares Series V Class B	$4.00	Purchase	11,230,000	55.2% / 20,307,600[1]
June 2002	25,000 shares Series V Class B	$4.00	Purchase	11,255,000	55.3% / 20,307,600
August 2002	25,000 shares Series V Class B	$4.00	Purchase	11,280,000	55.3% / 20,312,600[2]
11/8/2006	Disposal but retention of voting control over 2,800,000 shares	N/A	Transfer pursuant to divorce proceedings; retention of voting power pursuant to Voting Agreement	11,280,000	47.6% / 23,624,164[3]
12/4/2008	101,000	$1.20	Purchase	11,381,000	47.7% / 23,800,064[4]
12/8/2008	(1,000)	N/A	Gift	11,380,000	47.7% / 23,800,064
3/13/2009	200,000	$1.00	Purchase	11,580,000	48.5% / 23,800,064[5]
10/28/2009	Disposal but retention of dispositive control over 1,000,000 shares	N/A	Transfer to children’s trust; retention of control as Trustee	11,580,000	48.5% / 23,820,064[6]
3/23/2010	10,000	$1.54	Purchase	11,590,000	48.5% / 23,825,149[7]
5/15/2010	3,000,000	N/A	Stock option becomes exercisable within 60 days	14,590,000	54.2% / 23,825,149[8]
5/18/2011	19,035	N/A	Gift	14,609,035	53.9% / 24,000,914[9]
9/2/2011	6,607 shares of Series V Class B	N/A	Acquisition by will	14,615,642	51.5% / 25,279,900[10]
11/14/2011	Equal exchange of 86,607 Class B Shares for Common Stock Shares	N/A	Exchanged pursuant to Issuer tender offer dated September 12, 2011	14,615,642	51.5% / 25,279,900
4/23/2012	50,000	$1.27	Purchase	14,665,642	51.8% / 25,318,700[11]
7/10/2012	Exercise of portion of stock option	$0.81	Acquired 2,000,000 shares of Common Stock upon exercise	14,665,642	51.8% / 27,318,700[12]

1  Pursuant to the Issuer’s Form 10-QSB filed May 13, 2002.

2  Pursuant to the Issuer’s Form 10-QSB filed August 14, 2002.

3  Pursuant to the Issuer’s Form 10-Q filed November 14, 2006.

4  Pursuant to the Issuer’s Form 10-Q filed November 14, 2008.

5  Pursuant to the Issuer’s Form 10-K filed March 31, 2009.

6  Pursuant to the Issuer’s Form 10-Q filed November 16, 2009.

7  Pursuant to the Issuer’s Form 10-K filed March 31, 2010.

8  Pursuant to the Issuer’s Form 10-Q filed May 17, 2010.

9  Pursuant to the Issuer’s Form 10-Q filed May 13, 2011.

10  Pursuant to the Issuer’s Form 10-Q filed November 18, 2011.

11  Pursuant to the Issuer’s Form 10-Q filed May 15, 2012.

12  Pursuant to the Issuer’s Form 10-Q filed August 14, 2012.